UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

T. ROWE PRICE GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James S. Riepe, our Vice Chairman, has notified us that he will retire from the company at the end of 2005, and that he will not stand for re-election to our Board of Directors at our 2006 annual meeting of stockholders. Mr. Riepe is director of our Investment Services Division, leading our marketing, investor service and technology activities. He will transition these responsibilities to Edward C. Bernard effective January 1, 2006.

Mr. Bernard, age 49, has been one of our directors since 1999, a vice president since 1989, and an employee since 1988. He currently oversees our distribution activities for individual investors and financial intermediaries, as well as all corporate marketing and communications functions. He has been involved in a wide range of our distribution and servicing activities during his tenure, and is actively involved in oversight of our mutual funds. To our knowledge, there is no family relationship between Mr. Bernard and any of our other directors or executive officers.

A copy of the press release issued by us on October 24, 2005, announcing the departure of Mr. Riepe is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.

/s/ George A. Roche

Name: Title:	George A. Roche Chairman and President

Date: October 24, 2005

Exhibit Index

Exhibit	Description

99.1	Press Release issued October 24, 2005